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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                              April 4, 2006


                           PRESIDENT CASINOS, INC.
              (Exact Name of Registrant as Specified in Charter)


        DELAWARE                   0-20840                      51-0341200
(State of Incorporation)     (Commission File No.)            (IRS Employer
                                                           Identification No.)


1000 North Leonor K. Sullivan Blvd., St. Louis, Missouri         63102
 (Address of principal executive officer)                      (Zip Code)


Registrant's telephone number including area code:  (314) 622-3000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






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Item 5.02  Departure of Directors or Principal Officers; Election of
Directors; Appointment of Principal Officers

(b) Effective April 4, 2006, the Board of Directors of President Casinos, Inc. (the "Company") removed John E. Connelly as the Chairman and Chief Executive Officer of the Company and elected Terrence L. Wirginis as Chairman of the Board and John S. Aylsworth as President, Chief Executive Officer and Chief Operating Officer.

      In addition, on April 4, 2006 the Board of Directors of the Company adopted an amendment to the Bylaws of the Company (the "Bylaw Amendment") which provides that, effective immediately, a director shall not be qualified to serve as a director of the Corporation upon attaining his or her eightieth birthday or being adjudged as an incapacitated person or incompetent by a court of competent jurisdiction. The Bylaw Amendment further provides that the service of any director on the Board of Directors shall immediately and automatically terminate if such director does not continue to be qualified to serve on the Board of Directors. Following the adoption of the Bylaw Amendment, Mr. John E. Connelly did not satisfy the qualifications as a director of the Company and, accordingly, pursuant to the Bylaw Amendment Mr. Connelly's services as a director of the Company automatically terminated on such date.

(c) On April 4, 2006, Terrence L. Wirginis was elected Chairman of the Board of the Company. Mr. Wirginis, age 54, served as Vice Chairman of the Board since July of 1997 preceding his appointment as Chairman. Mr. Wirginis has served as Vice President, Marine and Development since August 1995 and as a director since 1993. Prior to his employment with the Company, Mr. Wirginis provided consulting services to the Company with respect to the Company's marine operations and the development and improvement of the Company's facilities. The Company has been advised that Mr. Wirginis devotes an insubstantial amount of his time to Gateway Clipper Fleet, a company in which he has an ownership interest.

      On April 4, 2006, John S. Aylsworth was elected President, Chief Executive Officer and Chief Operating Officer of the Company. Mr. Aylsworth, age 55, served as President and Chief Operating Officer since July 1997, and as a director of the Company since July 1995. Mr. Aylsworth served as Executive Vice President and Chief Operating Officer of the Company from March 1995 to July 1997. Prior to joining the Company, Mr. Aylsworth served as an executive officer for Davis Companies, located in Los Angeles, California. From January 1992 through October 1994, Mr. Aylsworth was Chief Executive Officer of The Sports Club Company, a company which operates premier health and fitness facilities in Los Angeles and Irvine, California.

     J. Edward Connelly and Associates, Inc. ("JECA"), an entity controlled by John E. Connelly, the Company's former Chairman, Chief Executive Officer and director, holds a Class B membership interest in President Broadwater Hotel, LLC ("PBLLC"), which owned various assets used in connection with the Company's former gaming operations in Biloxi, Mississippi. In connection with the resolution of various bankruptcy issues with respect to the Company's Biloxi operations, JECA entered into an agreement (the "JECA Proceeds Distribution Agreement") with John S. Aylsworth, President, Chief Executive Officer, Chief Operating Officer and Director of the Company, Terrence L. Wirginis, Chairman of the Board and Director of the Company, and Ralph J. Vaclavik, the Chief Financial Officer of the Company. Pursuant to the JECA Proceeds Distribution Agreement, upon receipt of funds by JECA toward payment

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of the liquidation preference of its Class B membership interest in PBLLC,
JECA will use its best efforts to pay a percentage of such funds to Messrs. Aylsworth, Wirginis and Vaclavik based on the total sales proceeds to JECA.
In April 2005, substantially all of the real and personal property associated with the Company's Biloxi operations (the "Mississippi Properties") were sold pursuant to a transaction approved by the bankruptcy court. While final distributions are subject to final determination and settlement of claims and expenses, the Company currently estimates that the proceeds of the sale of the Mississippi Properties will not be sufficient to satisfy JECA's liquidation preference of its Class B membership interest in PBLLC. Pursuant to the terms of the Proceeds Distribution Agreement, Messrs. Aylsworth, Wirginis and Vaclavik would be entitled to receive approximately $4.8 million, $4.8 million and $0.3 million, respectively, were the proceeds sufficient to satisfy the Class B membership interest.

      On June 7, 2005, the Company made a distribution from the proceeds of the sale of the Mississippi Properties. JECA's Class B membership interest was partially redeemed for $14,375,000, of which, Messrs. Aylsworth, Wirginis and Vaclavik were paid $3,539,063, $3,539,063 and $218,750, respectively. During August 2005, JECA's Class B membership interest was partially redeemed for $1,400,000, of which additional distributions of $332,500, $332,500 and $70,000 were made to Messrs. Aylsworth, Wirginis and Vaclavik, respectively. During February 2006, JECA's Class B membership interest was further partially redeemed for $350,000, of which additional disbursements of $84,688, $84,688 and $11,250 were made to Messrs. Aylsworth, Wirginis and Vaclavik, respectively.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
Year

(a) On April 4, 2006, the Board of Directors of the Company adopted an amendment to Section 3.2 of the Bylaws of the Company (the "Bylaw Amendment") which provides that, effective immediately, a director shall not be qualified to serve as a director of the Corporation upon attaining his or her eightieth birthday or being adjudged as an incapacitated person or incompetent by a court of competent jurisdiction. The Bylaw Amendment and further provides that the service of any director on the Board of Directors shall immediately and automatically terminate if such director does not continue to be qualified to serve on the Board of Directors. The Bylaws of the Company, as amended, are set forth as Exhibit 3(ii) to this Current Report on Form 8-K.

Item  9.01  Financial Statements and Exhibits.

            (c)  Exhibits.  See Exhibit Index.

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                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PRESIDENT CASINOS, INC.


Date:     April 7, 2006               By: /s/ Ralph J. Vaclavik
                                       ---------------------------------------
                                            Ralph J. Vaclavik
                                            Senior Vice President and
                                            Chief Financial Officer

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                                EXHIBIT INDEX


Exhibit
Number     Description

  3(ii)    Amended By-Laws.